Exhibit 21.1

DANAHER CORPORATION

Subsidiaries of the Registrant

Name	Jurisdiction of Formation
A/B Sciex AB	Sweden
AB Qualitrol AKM	Sweden
AB Sciex (Hong Kong) Limited	Hong Kong
AB Sciex (Taiwan) Private Limited	Taiwan
AB Sciex ApS	Denmark
AB Sciex AS	Norway
AB Sciex Australia Pty Ltd	Australia
AB Sciex Comércio de Instrumentos Laboratoriais Ltda.	Brazil
AB Sciex EDC B.V.	Netherlands
AB Sciex Finance B.V.	Netherlands
AB Sciex Finance S.à r.l.	Luxembourg
AB Sciex Germany GmbH	Germany
AB Sciex Ireland Limited	Ireland
AB Sciex Kft	Hungary
AB Sciex Korea Limited Company	Korea
AB Sciex LLC	Delaware
AB Sciex LP	Canada
AB Sciex Netherlands B.V.	Netherlands
AB SCIEX NV	Belgium
AB Sciex OY	Finland
AB Sciex Pte Ltd.	Singapore
AB Sciex s.r.o	Czech Republic
AB Sciex Sales LP	Canada
AB Sciex South Africa (Proprietary) Limited	South Africa
AB Sciex Sp.z o.o.	Poland
AB Sciex s.r.o	Czech Republic
AB Sciex UK Limited	United Kingdom
AB Sciex ULC	Canada
AB Sciex, S.A. de C.V.	Mexico
Accu-Sort Systems, Inc.	Pennsylvania
Aegean Hong Kong Limited	Hong Kong
Allesee Orthondontic Appliances, Inc.	Wisconsin
Alltec Angewandte Laserlicht Technologie GmbH	Germany
Alltec UK Ltd.	United Kingdom
American Precision Industries, Inc.	Delaware
Analytical Instrument SARL	France
Analytical Instrumentation (Thailand) Private Limited	Thailand
Analytical Instrumentation DH GmbH	Austria
Analytical Instrumentation DH S.L.	Spain
Analytical Instrumentation S.r.l.	Italy
Analytical Instrumentation Swiss GmbH	Switzerland
Anderson Instrument Co., Inc.	New York
Applied Imaging International Limited	United Kingdom
Aquafine GmbH	Germany
Aran Technologies Limited	Ireland
Aristotle Acquisition Participacoes Ltda	Brazil
Armstrong Tools, Inc.	Delaware
ARTUS Mistral SAS	France
ARTUS S.A.S.	France
Autotank AS	Norway
Autotank OÜ	Estonia

Name	Jurisdiction of Formation
Autotank Products AB	Sweden
Autotank SIA	Lativa
Axis Dental Corporation	Texas
Ball Screws and Actuators Co., Inc.	California
BAL-TEC GmbH	Liechtenstein
Beha-Amprobe GmbH	Germany
Beijing Chang GI Service Station Equipment Co., LTD	China
Blueshift Biotechnologies, Inc.	California
Calzoni S.r.l.	Italy
ChemTreat, Inc.	Virginia
Circulating Tumor Cells Inc	Delaware
ClearSight Networks Technology Beijing Limited Corporation	China
ClearSight Networks, Inc.	Delaware
Comark Limited	United Kingdom
Crison Instruments, S.A.	Spain
Crison Strumenti, S.p.A.	Italy
Danaher European Finance Company EHF	Iceland
Danaher Finance Company AB	Sweden
Danaher Holding GmbH	Germany
Danaher Iceland Finance Company LTD	Iceland
Danaher Insurance Company	Vermont
Danaher Linear GmbH	Germany
Danaher Motion (Korea) Inc.	Korea
Danaher Motion i Flen AB	Sweden
Danaher Motion LLC	Delaware
Danaher Motion S.A.	Switzerland
Danaher Motion S.r.l.	Italy
Danaher Motion s.r.o	Czech Republic
Danaher Motion Saro AB	Sweden
Danaher Motion Stockholm AB	Sweden
Danaher Motion Technology, LLC	Delaware
Danaher Motion UK Company	United Kingdom
Danaher Setra-ICG (Tianjin) Co. Ltd.	China
Danaher Tool (Shandong) Co. Ltd.	China
Danaher Tool (Shanghai) Ltd.	China
Danaher Tool Ltd.	Hong Kong
Danaher UK Industries Limited	United Kingdom
DATAPAQ Limited	United Kingdom
Davis Inotek Instruments, LLC	Maryland
Delta Consolidated Industries, Inc.	Arkansas
Dental Equipment LLC	Delaware
DEXIS LLC	Delaware
DH Holdings Corp.	Delaware
DH Technologies Development Pte Ltd.	Singapore
DHR Finance Limited	United Kingdom
DHR Finland Oy	Finland
DHR Technologies Ireland Ltd	Ireland
Diagnostic Monitoring Systems Fze	Dubai
Diagnostic Monitoring Systems Limited	Scotland
Digital Slidebox Limited	Ireland
DOMS A/S	Denmark

Name	Jurisdiction of Formation
Dr. Lange Nederland B.V.	Netherlands
Dynapar Corporation	Illinois
Easco Hand Tools Inc.	Delaware
EXE International Inc.	Delaware
FJ 900, Inc.	Delaware
Fluke Acquisition Limited	United Kingdom
Fluke Australia PTY LTD	Australia
Fluke Biomedical Europe A/S	Norway
Fluke Biomedical LLC	Delaware
Fluke China Limited	Hong Kong
Fluke Corporation	Washington
Fluke Deutschland GmbH	Germany
Fluke Electronics Canada LP	Canada
Fluke Electronics Corporation	Delaware
Fluke Electronics Sdn. Bhd. (Malaysia)	Malaysia
Fluke Europe B.V.	Netherlands
Fluke Finance Company EHF	Iceland
Fluke Industrial B.V.	Netherlands
Fluke International Holdings B.V.	Netherlands
Fluke Nederland B.V.	Netherlands
Fluke Precision Measurements LTD	United Kingdom
Fluke Shanghai Corporation	China
Fluke Treasury Limited	United Kingdom
Fluke U.K. LTD.	United Kingdom
G&L Motion Control Inc.	Delaware
Gems Sensors Inc.	Delaware
Gendex Corp.	Delaware
Gendex Dental Systems s.r.l.	Italy
Genescreen Limited	United Kingdom
Genetix Corp	Delaware
Genetix Europe Limited	United Kingdom
Genetix GmbH	Germany
Genetix Group PLC	United Kingdom
Genetix KK	Japan
Genetix Limited	United Kingdom
Genetix USA Inc	Delaware
Genpak Limited	United Kingdom
Gilbarco Australia Pty Ltd.	Australia
Gilbarco Autotank AB	Sweden
Gilbarco GmbH & Co. KG	Germany
Gilbarco Inc.	Delaware
Gilbarco S.R.L.	Italy
Gilbarco Veeder Root India Private Limited	India
Hach Company	Delaware
Hach Lange ApS	Denmark
Hach Lange France S.A.S.	France
Hach Lange GmbH	Germany
Hach Lange LDA	Portugal
Hach Lange LTD	United Kingdom
Hach Lange N.V.	Belgium
Hach Lange S.A.	Switzerland

Name	Jurisdiction of Formation
Hach Lange S.L.	Spain
Hach S.A.S.	France
Hart Scientific, LLC	Delaware
Hengstler Controle Numerique S.A.S.	France
Hengstler GmbH	Germany
Hennessy Industries Canada LP	Canada
Hennessy Industries, Inc.	Delaware
Hexis Cientfica S.A.	Brazil
Imaging Sciences International LLC	Delaware
Inet Technologies International, Inc.	Delaware
Instrumentarium Dental GmbH	Germany
Instrumentarium Dental SARL	France
Instrumentarium Dental SRL	Italy
Instrumentarium Dental, Inc.	Delaware
Interdent Holding S.A.	Switzerland
Invetech (R&D) PTY LTD	Australia
Invetech PTY LTD	Australia
Invetech Technology Consulting PTY LTD	Australia
Ircon, Inc.	Delaware
Jacobs (Suzhou) Vehicle Systems Co., Ltd	China
Jacobs Vehicle Systems, Inc.	Delaware
Janos Technology LLC	Delaware
Jessie & J Company Limited	Hong Kong
Joslyn Clark Controls, LLC	Delaware
Joslyn Holding Company	Delaware
Joslyn Industries	Canada
Joslyn Sunbank Company, LLC	California
JS Technology, Inc.	Delaware
K.K. AB Sciex	Japan
Kabushiki Kaisha Shirokusu Shika Shokai	Japan
Kaltenbach & Voigt GmbH	Germany
Kaltenbach & Voigt Finance GmbH	Germany
Kaltenbach & Voigt Holding GmbH	Germany
KAVO Dental GmbH	Germany
KAVO Dental Ltd.	United Kingdom
KAVO Dental Russland o.o.o.	Russia
KAVO Dental S.A.S.	France
Kavo Dental Technologies, LLC	Illinois
KAVO do Brasil Industria e Comercio LTDA	Brazil
KAVO Italia S.r.l.	Italy
Kerr Corporation	Delaware
Kerr Italia S.r.l.	Italy
KerrHawe S.A	Switzerland
Kingsley Tools, Inc.	Delaware
Kollmorgen Corporation	New York
Kollmorgen Overseas Development Corporation	Delaware
Launchchange Holding Company	United Kingdom
Launchchange Instrumentation Limited	United Kingdom
Lea Way Hand Tool Ltd.	Taiwan
Leica Biosystems Melbourne Pty Ltd	Australia
Leica Biosystems Newcastle Limited	United Kingdom

Name	Jurisdiction of Formation
Leica Biosystems Nussloch GmbH	Germany
Leica Biosystems Richmond, Inc.	Illinois
Leica Instruments (Singapore) Pte Ltd	Singapore
Leica Microsystems (Schweiz) AG	Switzerland
Leica Microsystems (UK) Limited	United Kingdom
Leica Microsystems B.V.	Netherlands
Leica Microsystems CMS GmbH	Germany
Leica Microsystems GmbH	Germany
Leica Microsystems Inc.	Delaware
Leica Microsystems IR GmbH	Germany
Leica Microsystems KK	Japan
Leica Microsystems Limited	Hong Kong
Leica Microsystems Pty Ltd	Australia
Leica Mikrosysteme GmbH	Austria
Leica Mikrosysteme Vertrieb GmbH	Germany
LEM NORMA GmbH	Austria
Linear Motion LLC	Delaware
Linx Printing Technologies Limited	United Kingdom
Linx Technologies Limited	United Kingdom
LLP Holdings PTY LTD	Australia
Lodestone Acquisition Corp.	California
LWHT Corporation	Taiwan
Marconi Commerce Systems (Thailand) Ltd	Thailand
Matco Tools Corporation	New Jersey
Maxtek Components Corporation	Delaware
McCrometer, Inc.	Delaware
MDS Analytical Technologies (GB) Ltd.	United Kingdom
MDS Analytical Technologies (Hong Kong) Limited	Hong Kong
MDS Analytical Technologies (Shanghai) Limited	China
MDS Analytical Technologies GmbH	Germany
MDS Analytical Technologies Instrumentação Cientifica do Brasil Ltda	Brazil
Metrex Research, LLC	Wisconsin
Metron US, Inc.	Michigan
Molecular Devices Korea, LLC	Korea
Molecular Devices, Inc.	Delaware
Motion Engineering Incorporated	California
Nihon Molecular Devices Corporation, Limited	Japan
NMTC, Inc.	Delaware
OECO LLC	Delaware
Opiconsivia Investments 19 Pty Ltd	South Africa
Ormco BV	Netherlands
Ormco Corporation	Delaware
Ormco Europe BV	Netherlands
Ormco Pty. Limited	Australia
Ormodent S.A.S.	France
OTT Latinoamerica, C.A.	Venezuela
OTT Messtechnik GmbH & Co. KG	Germany
Oy Autotank Ab	Finland
Pacific Scientific Company	California
Pacific Scientific Energetic Materials Company (Arizona) LLC	Delaware

Name	Jurisdiction of Formation
Pacific Scientific Energetic Materials Company (California) Inc.	California
Pacific Scientific GmbH	Germany
PacSci Motion Control, Inc.	Massachusetts
PaloDEx Group OY	Finland
PaloDEx Holding OY	Finland
Pentron Laboratory Technologies, LLC	Connecticut
Portescap	Switzerland
Portescap Danaher Motion U.K. LTD.	United Kingdom
Portescap India Private Limited	India
Portescap International	Switzerland
Portescap Singapore PTE LTD	Singapore
Portescap UK LTD	United Kingdom
Postec Data Systems	New Zealand
Postec Data Systems Australia Pty Ltd.	Australia
Prozes und Maschinen Automation GmbH	Germany
Qualitrol Company LLC	Delaware
Qualitrol Finance Corp.	Delaware
Qualitrol GmbH	Germany
Qualitrol Instruments & Meters (Beijing) Co., Ltd	China
Qualitrol Instruments SA	Brussels
Radiometer America Inc.	Delaware
Radiometer GmbH	Germany
Radiometer Iberica SL	Spain
Radiometer K.K.	Japan
Radiometer Medical ApS	Denmark
Raytek GmbH	Germany
SDS Canada Limited Partnership	Canada
Sea-Bird Electronics, Inc.	Washington
Securaplane Technologies, Inc.	Arizona
Sendx Medical Inc.	Delaware
Setra Systems, Inc.	Massachusetts
Shanghai Sata Tools Machinery Manufacturing Co. Ltd.	China
Shanghai Shilu Instrument Co. Ltd.	China
Slidepath Limited	Ireland
Socodent S.A.S.	France
Sonix Korea Ltd.	Korea
Sonix Taiwan Limited	Taiwan
SpofaDental a.s.	Czech Republic
SunBank de Mexico, S.de RL de CV	Mexico
Sybron Canada LP	Canada
Sybron Canada Limited Partner Company	Canada
Sybron Dental Specialties Japan, Inc.	Japan
Sybron Dental Specialties, Inc.	Delaware
Sybron Holdings Limited	United Kingdom
Sybron Implant Solutions Corporation	Canada
Sybron Implant Solutions GmbH	Germany
Sybron Implant Solutions Pty Ltd.	Australia
Sybron Implant Solutions UK Limited	United Kingdom
Sybron Limited	United Kingdom
Sypris Test & Measurement, Inc.	Delaware
TDG Holdings Limited	British Virgin Islands

Name	Jurisdiction of Formation
Tektronix (China) Co., Limited	China
Tektronix (India) Private Ltd.	India
Tektronix Analysis Software, Inc.	Oregon
Tektronix Berlin G.m.b.H. & Co. KG	Germany
Tektronix G.m.b.H.	Germany
Tektronix Hong Kong Limited	Hong Kong
Tektronix International Sales GmbH	Switzerland
Tektronix Japan Ltd.	Japan
Tektronix Korea, Ltd.	Korea
Tektronix S.A.	France
Tektronix Texas, LLC	Delaware
Tektronix U.K. Holdings Limited	United Kingdom
Tektronix U.K. Limited	United Kingdom
Tektronix, Inc.	Oregon
The Allen Manufacturing Company	Delaware
Thomson Barnstaple Limited	United Kingdom
Thomson Industries, Inc.	New York
Tianjin Danaher Motion Co. Ltd.	China
Tollo Linear AB	Sweden
Trojan Technologies	Canada
Trojan US Holdings Inc.	Delaware
TrojanUV Technologies UK Limited	United Kingdom
U.S. Peroxide LLC	Delaware
Veeder-Root Company	Delaware
Veeder-Root Petroleum Shanghai	China
Venture Measurement Company LLC	Delaware
VI Holdings PTY LTD	Australia
VIDEOJET DO BRASIL COMÉRCIO DE EQUIPAMENTOS PARA CODIFICAÇÃO INDUSTRIAL LTDA	Brazil
Videojet Guangzhou Packaging Equipment Co Ltd.	China
Videojet Italia Srl	Italy
Videojet Technologies (2006) LTD	United Kingdom
Videojet Technologies (Shanghai) Co., Ltd.	China
Videojet Technologies B.V.	Netherlands
Videojet Technologies Europe B.V.	Netherlands
Videojet Technologies GmbH	Germany
Videojet Technologies Inc.	Delaware
Videojet Technologies JSC	Russia
Videojet Technologies S.A.S.	France
Viqua
VSL Invest Subco 1 PTY LTD	Australia
VSL R&D Subco 2 PTY LTD	Australia
VSL R&D Subco Pty Ltd	Australia
Western Environmental Technology Laboratories, Inc.	Oregon
WETSAT Incorporated	Delaware
Willett Holdings B.V.	Netherlands
Willett Industriessysteme Handelsgesellschaft mbH	Austria
Wisdom Acquisition Corp.	Delaware
Wolke Inks & Printers GmbH	Germany
Zhuhai S.E.Z. Videojet Electronics Ltd.	China
Zipher Limited	United Kingdom
Züllig AG	Switzerland